USANA Health Sciences Reports First Quarter 2025 Results and Reiterates Full-Year Outlook

SALT LAKE CITY, April 22, 2025 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal first quarter ended March 29, 2025.

Key Financial Results
First Quarter 2025 vs. First Quarter 2024
•Net sales of $250 million versus $228 million, representing year-over-year growth of 10% and 12% in constant currency.
•Net earnings of $9.4 million versus $16.5 million.
•Diluted EPS of $0.49 as compared with $0.86.
•Adjusted diluted EPS(1) of $0.73 as compared with $0.86.
•Adjusted EBITDA(2) of $30 million versus $33 million.
•Direct selling Active Customers of 459,000 versus 494,000.
•Hiya Active Monthly Subscribers of 224,000.
•Company reiterates fiscal year 2025 outlook.

Q1 2025 Financial Performance

Consolidated Results
		Year-over-Year	Sequentially
Net Sales	$250 million	+10% (-$6 million or -2% FX impact)	+17%
Net Earnings	$9.4 million	-43%	+111%
Diluted EPS	$0.49	-43%	+113%
Adjusted Diluted EPS(1)	$0.73	-15%	+15%
Adjusted EBITDA(2)	$30 million	-10%	+17%
Net earnings, EPS and EBITDA figures represent amounts attributable to USANA and excludes the noncontrolling interest of 21.15% in Hiya

“USANA is off to a solid start to the year as we continue to execute our growth strategy through our core direct sales business and our recently acquired direct-to-consumer business, Hiya. We are seeing encouraging signs in our direct sales business with net sales and Active Customers growing modestly on a sequential basis for the second consecutive quarter,” said Jim Brown, President and Chief Executive Officer.

“Hiya delivered strong growth in net sales and Active Monthly Subscribers. Hiya’s momentum remains strong and should continue building as their team executes their plans to launch several new products this year, unveil another strategic partnership, and expand to additional channels. We continue to be confident in the growth trajectory of this business that is reaching a new customer demographic for us. On a consolidated basis, constant currency net sales grew 12% year-over-year and we are reiterating our full-year outlook.

“While the global macroeconomic environment has become less certain since the beginning of the year due to volatility in international trade, tariffs, and consumer sentiment, the underlying demand for our products has remained strong. Operationally, our manufacturing facilities in the United States and mainland China uniquely position us to deliver the best possible shopping experience and value to our customers in every market around the world. Our supply chain team has actively managed our inventory levels and sourcing, and will continue to work with our stakeholders in each of our markets to navigate the increasingly dynamic operating environment.”

Q1 2025 Direct Selling Regional Results:

Asia Pacific Region
		Year-Over-Year	Year-over-Year (Constant Currency)	Sequentially
Net Sales	$174 million	-6%	-4%	+4%
Active Customers	374,000	-5%	n.a.	+4%

Asia Pacific Sub-Regions
			Year-Over-Year	Year-over-Year (Constant Currency)	Sequentially
Greater China	Net Sales	$119 million	-7%	-5%	+5%
	Active	254,000	-7%	n.a.	+3%
	Customers
North Asia	Net Sales	$19 million	-12%	-4%	+15%
	Active	45,000	Flat	n.a.	+18%
	Customers
Southeast Asia Pacific	Net Sales	$36 million	-1%	No material FX impact	-6%
	Active	75,000	-1%	n.a.	-3%
	Customers

Americas and Europe Region
		Year-Over-Year	Year-over-Year (Constant Currency)	Sequentially
Net Sales*	$39 million	-9%	-4%	-11%
Active Customers	85,000	-14%	n.a.	-9%
*Includes $2 million of ‘Other’ as reported in the tables to this release

Q1 2025 Hiya Direct to Consumer Results:

Hiya
Net Sales	$37 million
Active Monthly Subscribers	224,000

Balance Sheet and Share Repurchase Activity
During the first quarter, the Company generated $15 million in operating cash flow and ended the quarter with $180 million in cash and cash equivalents and $23 million of debt. The Company repurchased 399,000 shares during the first quarter for an investment of $12 million with approximately $49 million remaining under the current share repurchase authorization as of the end of the first quarter.

Fiscal Year 2025 Outlook
The Company is reiterating its outlook for fiscal year 2025, as follows:

Fiscal Year 2025 Outlook
Range
Consolidated net sales	$920 million to $1.0 billion
Net earnings	$29 million to $41 million
Diluted EPS	$1.50 to $2.20
Adjusted Diluted EPS(1)	$2.35 to $3.00
Adjusted EBITDA(2)	$107 million to $123 million
Net earnings, EPS and EBITDA figures represent amounts attributable to USANA and excludes the noncontrolling interest of 21.15% in Hiya

“First quarter operating results were in line with internal expectations and reflected solid contributions from our direct selling business and strong top line growth from Hiya,” said Doug Hekking, Chief Financial Officer. “We are reiterating our 2025 outlook and continue to anticipate consolidated top line growth of 8% to 17%. The impact of potential trade policies and tariffs remains highly uncertain at this time. As such, we have not reflected any potential impact in our financial guidance. Our primary focus, for now, is on the potential tariff impact associated with importing certain raw materials from China into the U.S. and importing certain raw materials from the U.S. into China. Our supply chain team continues to actively manage our exposure through efforts to selectively build inventory on exposed positions and seeking alternative sourcing relationships. Our team will continue to evaluate and pursue these strategies in an effort to mitigate the impact from tariffs or trade policies which become certain, and we will provide additional information as we gain greater visibility.”

The Company’s outlook reflects:
•Net sales from the direct selling business of $775 to $840 million, which includes an expected unfavorable currency exchange rate impact of approximately $30 million, or -4% on net sales;
•Net sales from Hiya of $145 to $160 million, reflecting a year-over-year range of +29% to +42%;
•Effective tax rate of 41.5% to 45.0%; and
•Fiscal 2025 is a 53-week year and includes one additional week of sales compared to fiscal 2024. Prior to 2025, the last 53-week year was in fiscal 2020.

_________________________

(1) Adjusted Diluted Earnings Per Share is a non-GAAP financial measure. The Company excludes acquisition-related costs, such as business transaction costs, integration expense and amortization expense from acquisition related intangible assets in calculating Adjusted Diluted Earnings Per Share. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Diluted Earnings Per Share (GAAP) to Adjusted Diluted Earnings Per Share (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(2) Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Net Earnings (GAAP) to Adjusted EBITDA (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures Adjusted EBITDA and Adjusted diluted EPS. Adjusted EBITDA is a Non-GAAP financial measure of earnings before interest, taxes, depreciation, and amortization that also excludes certain adjustments as indicated below in the reconciliation from net earnings. Adjusted diluted EPS is a Non-GAAP financial measure of diluted earnings per share that excludes certain adjustments as indicated below in the reconciliation from diluted EPS.

Adjusted EBITDA (non-GAAP) is net earnings (loss) (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization, non-cash share-based compensation, and transaction-related expenses and integration costs for the Hiya acquisition. Adjusted EBITDA attributable to USANA (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to non-controlling interest related to Hiya.

Adjusted diluted earnings per share (non-GAAP) is diluted earnings (loss) per share (its most directly comparable GAAP financial measure) adjusted for amortization of intangible assets, transaction-related expenses, and integration costs related to the Hiya acquisition.

Management believes that Adjusted EBITDA (non-GAAP), Adjusted EBITDA attributable to USANA (non-GAAP), and Adjusted diluted earnings per share (non-GAAP), along with GAAP measures used by management, most appropriately reflect how the Company measures the business internally.

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”) and investors should not directly compare with or infer relationship from any of the Company’s operating results presented in accordance with GAAP to Adjusted EBITDA and Adjusted diluted earnings per share. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP financial information as a tool for comparison. As a result, the non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.

Reconciliation of Net Earnings (GAAP) to Adjusted EBITDA (non-GAAP)

	Quarter Ended
	29-Mar-25	30-Mar-24

Net earnings attributable to USANA (GAAP)	$ 9,402	$ 16,537
Net earnings attributable to noncontrolling interest	(112)	-
Net earnings	$ 9,290	$ 16,537

Adjustments:
Income taxes	7,449	10,574
Interest (income) expense	(312)	(2,624)
Depreciation and amortization	5,790	5,084
Amortization of intangible assets - Hiya	4,455	-
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	26,672	29,571

Add EBITDA adjustments:
Non-cash share-based compensation	2,880	3,669
Transaction costs - Hiya	577	-
Inventory step-up - Hiya	582	-
Consolidated adjusted EBITDA	30,711	33,240
Less: Adjusted EBITDA attributable to noncontrolling interest	(954)	-
Adjusted EBITDA attributable to USANA	$ 29,757	$ 33,240

Reconciliation of Diluted Earnings Per Share (GAAP) to Adjusted Diluted Earnings Per Share (non-GAAP)

	Quarter Ended
	29-Mar-25	30-Mar-24

Net earnings attributable to USANA (GAAP)	$ 9,402	$ 16,537

Earnings per common share - Diluted (GAAP)	$ 0.49	$ 0.86
Weighted Average common shares outstanding - Diluted	19,085	19,302

Adjustment to net earnings:
Transaction costs - Hiya	$ 577	$ -
Inventory step-up - Hiya	582	-
Amortization of intangible assets - Hiya	4,455	-
Adjustments to net earnings attributable to noncontrolling interest	(1,066)	-
Income tax effect of adjustments to net earnings	(4)	-

Adjusted net earnings attributable to USANA	$ 13,946	$ 16,537

Adjusted earnings per common share - Diluted	$ 0.73	$ 0.86
Weighted average common shares outstanding - Diluted	19,085	19,302

Management Commentary Document and Conference Call
For further information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, April 23, 2025 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “enhance,” “drive,” “anticipate,” “intend,” “improve,” “promote,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding Hiya’s strong growth in 2025 and continued growth in the future; statements about the Company’s long-term growth; and the statements under the sub-heading “Fiscal Year 2025 Outlook.” Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control, including: risks relating to global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk that our Associate compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with our launch of new products or reformulated existing products; risks related to governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets, including potential adverse impact from tariffs, trade policies or other international disputes by and among the United States, China, or other markets that are important to the Company; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with early stage operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; risk that the Hiya acquisition disrupts each company’s current plans and operations; the diversion of the attention of the management teams of USANA and Hiya from ongoing business operations; the ability of to retain key personnel of Hiya; the ability to realize the benefits of the acquisition, including efficiencies and cost synergies; the ability to successfully integrate Hiya’s business with USANA’s business, at all or in a timely manner; and the amount of the costs, fees, expenses and charges related to the acquisition. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy, and India.

More information on USANA can be found at www.usana.com. USANA also owns a 78.8% controlling ownership stake in Hiya Health Products, a children's health and wellness company with a variety of clean-label products. More information on Hiya can be found at www.hiyahealth.com.

Investor contact: Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact: Sarah Searle
(801) 954-7626
media@usanainc.com

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 29, 2025	March 30, 2024
Net sales	$249,539	$227,800
Cost of sales	52,445	43,069
Gross profit	197,094	184,731
Operating expenses:
Associate incentives	89,985	95,758
Selling, general and administrative	91,438	64,300
Total operating expenses	181,423	160,058
Earnings from operations	15,671	24,673
Other income (expense):
Interest income	723	2,676
Interest expense	(411)	(52)
Other, net	756	(186)
Other income (expense), net	1,068	2,438
Earnings before income taxes	16,739	27,111
Income taxes	7,449	10,574
Net earnings	9,290	16,537
Less: Net earnings (loss) attributable to redeemable noncontrolling interest	(112)	—
Net earnings attributable to USANA	$9,402	$16,537

Earnings per common share attributable to USANA
Basic	$0.49	$0.86
Diluted	$0.49	$0.86

Weighted average common shares outstanding
Basic	19,049	19,174
Diluted	19,085	19,302

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of March 29, 2025	As of December 28, 2024
ASSETS
Current assets
Cash and cash equivalents	$179,613	$181,768
Inventories	73,557	69,735
Prepaid expenses and other current assets	28,224	27,684
Total current assets	281,394	279,187
Property and equipment, net	94,245	94,565
Goodwill	144,218	144,168
Intangible assets, net	147,157	151,823
Deferred tax assets	18,843	19,644
Other assets*	60,739	58,806
Total assets	$746,596	$748,193

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$13,974	$11,984
Line of credit	23,000	23,000
Other current liabilities	100,409	104,641
Total current liabilities	137,383	139,625
Deferred tax liabilities	4,801	4,073
Other long-term liabilities	20,539	18,163

Redeemable noncontrolling interest	54,111	54,223

Stockholders' equity attributable to USANA	529,762	532,109
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$746,596	$748,193

*Includes noncurrent inventories of $2,864 and $2,688 as of 29-Mar-25 and 28-Dec-24, respectively. Total inventories were $76,421 and $72,423 as of 29-Mar-25 and 28-Dec-24, respectively.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
SALES BY REGION
(in thousands)
(unaudited)

	Quarter Ended				Change from prior year	Percent change	Currency impact on sales	% change excluding currency impact
	March 29, 2025		March 30, 2024
Direct Selling:
Asia Pacific
Greater China	$118,746	47.6%	$127,615	56.0%	$(8,869)	(6.9%)	$(2,015)	(5.4%)
Southeast Asia Pacific	35,720	14.3%	$36,065	15.9%	(345)	(1.0%)	(118)	(0.6%)
North Asia	18,941	7.6%	$21,421	9.4%	(2,480)	(11.6%)	(1,709)	(3.6%)
Asia Pacific Total	173,407	69.5%	185,101	81.3%	(11,694)	(6.3%)	(3,842)	(4.2%)
Americas and Europe	37,044	14.8%	41,047	18.0%	(4,003)	(9.8%)	(1,749)	(5.5%)
Direct Selling total	210,451	84.3%	226,148	99.3%	(15,697)	(6.9%)	(5,591)	(4.5%)
Hiya	37,089	14.9%	—	—%	37,089	N/A	—	N/A
Other	1,999	0.8%	1,652	0.7%	347	21.0%	—	21.0%
Consolidated total	$249,539	100.0%	$227,800	100.0%	$21,739	9.5%	$(5,591)	12.0%

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
DIRECT SELLING ACTIVE ASSOCIATES AND ACTIVE PREFERRED CUSTOMERS BY REGION
(unaudited)

Direct Selling Active Associates by Region(1)
(unaudited)
	As of March 29, 2025		As of March 30, 2024
Asia Pacific:
Greater China	65,000	35.3%	71,000	36.1%
Southeast Asia Pacific	48,000	26.1%	51,000	25.9%
North Asia	33,000	17.9%	30,000	15.2%
Asia Pacific Total	146,000	79.3%	152,000	77.2%

Americas and Europe	38,000	20.7%	45,000	22.8%
	184,000	100.0%	197,000	100.0%

Direct Selling Active Preferred Customers by Region(2)
(unaudited)
	As of March 29, 2025		As of March 30, 2024
Asia Pacific:
Greater China	189,000	68.7%	203,000	68.3%
Southeast Asia Pacific	27,000	9.8%	25,000	8.4%
North Asia	12,000	4.4%	15,000	5.1%
Asia Pacific Total	228,000	82.9%	243,000	81.8%

Americas and Europe	47,000	17.1%	54,000	18.2%
	275,000	100.0%	297,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
OPERATING RESULTS AS A PERCENTAGE OF NET SALES

	Quarter Ended
	29-Mar-25			30-Mar-24
	Direct Selling & Other	Hiya	Consolidated	Direct Selling & Other	Hiya	Consolidated
Net Sales	100.0%	100.0%	100.0%	100.0%	N/A	100.0%
Cost of Sales	18.1%	38.0%	21.0%	18.9%	N/A	18.9%
Gross Profit	81.9%	62.0%	79.0%	81.1%	N/A	81.1%
Operating Expenses
Associate Incentives	42.4%	0.0%	36.1%	42.0%	N/A	42.0%
SG&A	32.0%	63.4%	36.6%	28.3%	N/A	28.3%
Total operating expenses	74.3%	63.4%	72.7%	70.3%	N/A	70.3%
Earnings from operations	7.6%	-1.4%	6.3%	10.8%	N/A	10.8%

Amortization of acquired intangible assets	0.1%	12.0%	1.9%	0.1%	N/A	0.1%